SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
On April 19, 2010, we issued a press release announcing our results of operations for the quarter ended March 31, 2010, including, among other things, an income statement for those periods. In addition, on the same day we held a teleconference for analysts and media to discuss those results. The teleconference was web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.1.
For the first quarter 2010, the press release attached as Exhibit 99.1 includes a non-GAAP presentation of our results. We use non-GAAP financial measures, such as non-GAAP net income and non-GAAP earnings per share, that differ from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In today’s press release, we used non-GAAP financial measures in comparing the financial results for the first quarter of 2010 with the same period of 2009. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share adjusted to exclude the effect of the following items (described in more detail in the press release attached as Exhibit 99.1):
•	The following items in the first quarter of 2010:
•	In-process research and development charges associated with an in-licensing transaction with Acrux.
•	Restructuring charges primarily related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.
In addition, we quantified the impact of changes in foreign exchange rates from the first quarter of 2009 to the first quarter of 2010, as well as the impact of U.S. health care reform on our first quarter 2010 results.
In today’s press release, we provided financial expectations for 2010, including the estimated impact of U.S. health care reform, and we provided the estimated impact of U.S. health care reform on 2011 revenue. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations on a non-GAAP basis. In order to provide additional insight into the earnings-per-share growth comparison between 2009 results and expected 2010 results, we adjusted earnings per share for the first quarter 2010 items described above and for the items described below for 2009.
•	Asset impairments and restructuring charges primarily related to severance costs from previously-announced strategic actions that the company is taking to reduce its cost structure and global workforce.

•	In-process research and development charge associated with a licensing agreement with Incyte Corporation.

•	Asset impairments and restructuring primarily related to the sale of our Tippecanoe, Indiana site.

•	Charges related to settlements and potential settlements with the attorneys general of several states of claims related to Zyprexa.
The items that we exclude when we provide non-GAAP results or non-GAAP expectations are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that these non-GAAP measures provide useful information to investors. Among other things, they may help investors evaluate our ongoing operations. They can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP measures, our prospective earnings guidance is subject to adjustment for certain future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
The information in this Item 2.02 and the press release attached as Exhibit 99.1 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated April 19, 2010, together with related attachments

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Arnold C. Hanish
	Name:	Arnold C. Hanish
	Title:	Vice President and Chief Accounting Officer

Dated: April 19, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press release dated April 19, 2010, together with related attachments.

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